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                                                                     EXHIBIT 4.2


                           SMARTALK TELESERVICES, INC.

                 5 3/4 % CONVERTIBLE SUBORDINATED NOTES DUE 2004
                          REGISTRATION RIGHTS AGREEMENT
                         Dated as of September 12, 1997


                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                              SALOMON BROTHERS INC

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                          REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (the "Agreement") is entered into as of September 12, 1997, among SmarTalk TeleServices, Inc., a California corporation (the "Company"), and Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Brothers Inc (collectively, the "Initial Purchasers").

        This Agreement is made pursuant to the Purchase Agreement, dated September 12, 1997, among the Company and the Initial Purchasers (the "Purchase Agreement") pursuant to which the Initial Purchasers have agreed to purchase the Company's 5 3/4 % Convertible Subordinated Notes due 2004 (the "Notes"). In order to induce the Initial Purchasers to purchase the Notes, the Company has agreed to provide the registration rights contained in this Agreement to the Initial Purchasers and to their respective direct and indirect transferrers. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

        The parties hereby agree as follows:

1. Definitions

        As used in this Agreement, the following terms shall have the following meanings:

        Advice: As defined in the last paragraph of Section 4 hereof.

        Affiliate of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

        Agreement: This Registration Right Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

        Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

        Closing Date: The Closing Date as defined in the Purchase Agreement.

        Common Stock: Common Stock, no par value per share, of the Company.

        Company: SmarTalk TeleServices, Inc., a California corporation, and any successor corporation thereto.

        Controlling person: As defined in Section 6(a) hereof.

        Damage Payment Date: Each of the semi-annual interest payment dates provided in the Indenture.


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        Effectiveness Target Date: The 180th day following the Closing Date.

        Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC pursuant thereto.

        Filing Date: The 90th day after the Closing Date.

        Holder: Each registered holder of any Transfer Restricted Securities.

        Indemnified Person: As defined in Section 6(a) hereof.

         Indenture: The Indenture, dated the date hereof, between the Company and the Trustee thereunder, pursuant to which the Notes are being issued, as amended, modified or supplemented from time to time in accordance with the terms thereof.

        Initial Purchasers: Collectively, Donaldson Lufkin & Jenrette Securities Corporation and Salomon Brothers Inc.

        Liquidated Damages: As defined in Section 3(a) hereof.

        NASD: National Association of Securities Dealers, Inc.

        Notes: Up to $150,000,000 aggregate principal amount of 5 3/4% Convertible Subordinated Notes due 2004 of the Company being issued (or authorized to be issued) pursuant to the Indenture.

        Person: An individual, partnership, corporation, limited liability company, professional corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

        Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities
Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

        Registration Default: As defined in Section 3(a) hereof.

        Registration Statement: Any registration statement of the Company that covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.



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         Rule 144: Rule 144 promulgated by the SEC pursuant to the Securities
Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

         Rule 144A: Rule 144A promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

         Rule 158: Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

         Rule 174: Rule 174 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulations hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

         Rule 415: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulations hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

         Rule 424: Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulations hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

         Rule 430A: Rule 430A promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulations thereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

         Rule 462: Rule 462 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulations hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

         SEC: The Securities and Exchange Commission.

         Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         Shelf Registration Statement: As defined in Section 2 hereof.

         Special Counsel: Any special counsel to the holders of Transfer Restricted Securities, for which holders of Transfer Restricted Securities will be reimbursed pursuant to Section 5 hereof.

         TIA: The Trust Indenture Act of 1939, as amended.

         Transfer Restricted Securities; The Notes and the shares of Common Stock into which the Notes are convertible, upon original issuance thereof, and at all times subsequent thereto, until, in the case of any such Note or share, the earliest of (i) the date on which it has been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating



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to it, (ii) the date on which either such Note or the shares of Common Stock issued upon conversion of such Note are distributed to the public pursuant to Rule 144 (or any similar provisions then in effect) or are salable pursuant to Rule 144(k) promulgated by the SEC pursuant to the Securities Act or (iii) the date on which it ceases to be outstanding.

         Trustee: Wilmington Trust Company, the trustee under the Indenture.

         Underwritten Registration or Underwritten Offering: A registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

2. Shelf Registration

        (a) The Company agrees to file with the SEC as promptly as practicable after the Closing Date, but in no event later than the Filing Date, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (the "Shelf Registration Statement"). The Shelf Registration Statement shall be on Form S-3 under the Securities Act or another appropriate form permitting registration of such Transfer Restricted Securities for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Company shall use its best efforts, as described in Section 4, to cause the Shelf Registration Statement to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof, but in no event later than the Effectiveness Target Date, and to keep the Shelf Registration Statement continuously effective under the Securities Act for 24 months after the Closing Date (the "Effectiveness Period"), or such shorter period ending when either (1) all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold in the manner set forth in the Shelf Registration Statement or (2) there cease to be outstanding any Transfer Restricted Securities. The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective by supplementing and amending the Shelf Registration Statement to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the holder thereof entitled to the benefits of this section 2(a), and to ensure that it conforms with the requirements of this agreement, the Securities Act and the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement.

        (b) Suspension of Shelf Registration Statement. Notwithstanding anything to the contrary in this Section 2, but subject to compliance with Section 3, the Company may, by delivering written notice to the Holders, prohibit offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement at any time if (i) the Company is in possession of material non-public information, (ii) the Company determines (based on advice of counsel) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information and (iii) the Company determines in good faith that disclosure of such material non-public information would have a material adverse effect on the Company and its stockholders; provided, however, that upon the public disclosure by the Company of the material non-public information described in clause (i) of this paragraph, the suspension of the use of the Shelf Registration Statement pursuant to this Section 2(b) shall cease and the Company shall promptly comply with Section 4(b) hereof. In no event shall any suspension of the Shelf Registration Statement pursuant to this Section 2(b) exceed sixty (60) days in any twelve (12) month period.



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3. Liquidated Damages

        (a) The Company and the Initial Purchasers agree that the Holders of Transfer Restricted Securities will suffer damages if the Company fails to fulfill its obligations pursuant to Section 2 and Section 4(b) hereof and that it would not be possible to ascertain the extent of such damages. Accordingly, in the event of such failure by the Company to fulfill such obligations, the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities who has complied with such Holder's obligations under this Agreement under the circumstances and to the extent set forth below (clauses (i) through (ii) individually, a "Registration Default"):

                  (i) if the Shelf Registration Statement has not been filed with the SEC on or prior to the Filing Date; or

                  (ii) if the Shelf Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Target Date; or

                  (iii) the Shelf Registration Statement has been declared effective by the SEC and thereafter ceases to be effective or usable (including as a result of a suspension of the use of ,the Shelf Registration Statement as described in Section 2(b) hereof).

then the Company shall pay Liquidated Damages to each Holder of Transfer Restricted Securities during the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Note, and if applicable, $.00186 per week per share (subject to adjustment in the event of stock splits, stock recombinations, stock dividends and the like) of Common Stock constituting Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of such Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Note, and if applicable, $.00186 per week per share (subject to adjustment in the event of stock splits, stock recombinations, stock dividends and the like) of Common Stock constituting Transfer Restricted Securities for each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Notes or, if applicable $.0186 per week per share (subject to adjustment in the event of stock splits, stock recombinations, stock dividends and the like) of Common Stock constituting Transfer Restricted Securities. Each obligation to pay Liquidated Damages shall be deemed to commence as of the date of the applicable Registration Default and shall cease accruing when all Registration Defaults have been cured. A Registration Default under clause (i) above shall be deemed cured on the date that the Shelf Registration Statement is filed with the SEC; a Registration Default under clause (ii) above shall be cured on the date that the Shelf Registration Statement is declared effective by the SEC; and a Registration Default under clause (iii) above shall be deemed cured on the date the Shelf Registration Statement is again declared effective or the Prospectus contained therein again becomes usable.

        (b) All accrued Liquidated Damages shall be paid to the Holder of Transfer Restricted Securities by wire transfer of immediately available funds on each Damage Payment Date. All obligations of the Company set forth in Section 3 hereof that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security have been satisfied in full.



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4. Registration Procedures

In connection with the Company's registration obligations pursuant to Section 2 above, the Company shall as expeditiously as possible:

        (a) use reasonable efforts to keep such Shelf Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 2 of this Agreement. Upon the occurrence of any event that would cause any such Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Shelf Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of clauses (A) and (B), use its best efforts to cause such amendment to be declared effective and such Shelf Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter.

        (b) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the applicable period set forth in
Section 2; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;

        (c) advise the underwriters, if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the SEC for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (iv) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the SEC shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;



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         (d) furnish to the Initial Purchasers, each selling Holder named in any
Shelf Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the SEC, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Transfer Restricted Securities covered by such Shelf Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing only if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Securities Act;

         (e) promptly following the filing of any document that is to be incorporated by reference into a Shelf Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s) in connection with such sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request.

         (f) make available at reasonable times for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such Shelf Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all relevant information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

         (g) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

         (h) furnish to each selling Holder and each of the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the SEC, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);



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         (i) deliver to each selling Holder and each of the underwriters), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriters), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

         (j) enter into such agreements (including an underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement, and, at or prior to each closing under the applicable underwriting agreement, the Company shall:

                  (A) furnish (or in the case of paragraphs (2) and (3), use its best efforts to furnish) to each selling Holder and each underwriter, if any, upon the effectiveness of the Shelf Registration Statement:

                           (1) a certificate, dated the date of effectiveness of
                  the Shelf Registration Statement, as the case may be, signed on behalf of the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in paragraphs (a) through (d) of Section 9 of the Purchase Agreement and such other similar matters as the Holders or underwriters) may reasonably request;

                           (2) an opinion, dated the date of effectiveness of
                  the Shelf Registration Statement, as the case may be, of counsel for the Company covering matters similar to those set forth in paragraph (i) of Section 9 of the Purchase Agreement and such other matter as the Holders or underwriters may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Shelf Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not


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                  independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus; and

                           (3) customary comfort letters, dated as of the date
                  of effectiveness of the Shelf Registration Statement, from the independent accountants of the Company and to the extent that the Company's proposed acquisition of ConQuest Telecommunications Services, Inc. is pending or is consummated, the independent accountants of ConQuest Telecommunication Services, Inc., in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9 of the Purchase Agreement, without exception;

                  (B) set forth in full or incorporate by reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement the indemnification provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said Section; and

                  (C) deliver such other documents and certificates as may be reasonably requested by the selling Holders and the underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (j).

        The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in (A)(1) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, and the selling Holders promptly and if requested by such Persons, shall confirm such advice in writing;

        (k) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriters, if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not now so subject;

         (l) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriters, if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;



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         (m) use their respective best efforts to cause the disposition of the
Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (k) above;

         (n) subject to Section 6(c)(i), if any fact or event contemplated by
Section 6(c)(iv) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (o) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Shelf Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

         (p) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD;

         (q) concurrently with the effectiveness of the first Shelf Registration Statement, use reasonable efforts to authorize for quotation the Notes on the Nasdaq Small Cap Market and the Common Stock covered by such Shelf Registration Statement on the Nasdaq National Market if the Common Stock is then so authorized for quotation.

         (r) cause the Indenture to be qualified under the TIA not later than the effective date of the first Shelf Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms; and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

         (s) Each Holder of Transfer Restricted Securities agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company pursuant to Section 4(a) hereof or of the happening of any event of the kind described in Section 6(c)(iv) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Shelf Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(n) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities at the time



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

of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Shelf Registration Statement set forth in Section 2 hereof, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 4(c)(i) or Section 4(c)(v) hereof to and including the date when each selling Holder covered by such Shelf Registration Statement shall have received the copies of the supplement or amended Prospectus contemplated by Section 4(n) hereof or shall have received the Advice.

5. Registration Expenses

         (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not any Shelf Registration Statement is filed or becomes effective and whether or not any securities are issued or sold pursuant to any Shelf Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the NASD,
(B) in compliance with securities or Blue Sky laws (including, without limitation and in addition to that provided for in (b) below, reasonable fees and disbursements of counsel for the underwriters or Special Counsel for the Holders in connection with Blue Sky qualifications of the Transfer Restricted Securities and determination of the eligibility of the Transfer Restricted Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or Holders of a majority (on a fully converted basis) of Transfer Restricted Securities may designate)) and (C) the fees payable in connection with the listing of the Notes and the Common Stock covered by the Shelf Registration Statement in accordance with Section 4(q) hereof, (ii) printing expenses (including, without limitation, expenses of printing certificates for Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders (plus any local counsel, in accordance with the provisions of Section 5(b) hereof), (v) fees and disbursements of all independent certified special audit and "cold comfort" letters required by or incident to such performance, (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other persons retained by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange.

         (b) In connection with any registration hereunder, the Company shall reimburse the Holders of the Transfer Restricted Securities being registered in such registration for the reasonable fees and disbursements of not more than one firm of attorneys representing the selling Holders (in addition to any local counsel), which firm, if any, shall be chosen by the Holders of a majority of the Transfer Restricted Securities.

6. Indemnification

         (a) The Company agrees to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause

(i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), or cause by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein.

         In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any Indemnified Holder based upon the Shelf Registration Statement and with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company of their obligations pursuant to this Agreement). Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be at the expense of the such Indemnified Holder, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Holder and the Company, and such Indemnified Holder shall have been advised by counsel that there may be one or more legal defense available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense) it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for such Indemnified Holders, which firm shall be designated by the Holders. The Company shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless each Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. In addition, the Company shall be liable for any settlement of any such action or proceeding effected without the Company's prior written consent if such settlement is entered into more than twenty business days after the Company shall have received a request from the Indemnified Holders for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the Company) and, prior to the date of such settlement, the Company shall have failed to comply with such reimbursement request, and the Company agrees to indemnify and hold harmless each such Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of such settlement. The Company shall not, without the prior written consent of such Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

         (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its respective directors, officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and its officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Shelf Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company (except that if the Company shall have assumed the defense thereof, such Holder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder, its directors or officers or such controlling persons) shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall any Holder be liable or responsible for any amount in excess of the amount by which the total received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or Section 6(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or if such allocation is not permitted by applicable law, the relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 6(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 6(c) are several in proportion to the respective principal amount of Series A Notes held by each of the Holders hereunder and not joint.

7. Rules 144 and 144A

         The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any holder of Transfer Restricted Securities, make available other information as required by, and so long as necessary to permit, sales of its Transfer Restricted Securities pursuant to Rule 144 and Rule 144A.

8. Underwritten Registrations

         (a) If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering, subject to the consent of the Company which will not be unreasonably withheld or delayed.

         (b) No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, and other documents required under the terms of such underwriting arrangements.

9. Miscellaneous

         (a) Remedies. Each holder of Transfer Restricted Securities or the Company, in addition to being entitled to exercise all rights provided herein, in the Indenture the Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each holder of Transfer Restricted Securities agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof.

        (c) No Piggyback on Registrations. The Company shall not grant to any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in any Shelf Registration Statement other than Transfer Restricted Securities, except any such rights that exist as of the date hereof.

        (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Holders of a majority of the then outstanding Transfer Restricted Securities (on a fully convened basis); provided, however, that, for the purposes of this Agreement, Transfer Restricted Securities that are owned, directly or indirectly, by either the Company or an Affiliate of the Company shall not be deemed outstanding.

        (e) Notices. All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex or telecopy:

         (i)      if to the Company, as provided in the Purchase Agreement,

         (ii) if to the Initial Purchasers, as provided in the Purchase Agreement, or

         (iii) if to any other person who is then the registered Holder of any Transfer Restricted Securities, to the address of such Holder as it appears in the Note or Common Stock register of the Company.

        Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next-day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

        (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Transfer Restricted Securities provided such subsequent Holders acquire such Transfer Restricted Securities directly from such Holder but without the need for an express assignment.

        (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

        (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York without regard to principles of conflicts of law. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties only in the courts of the State of New York, County of New York, or, if it can acquire jurisdiction, only in the United States District Court for the Southern District of New York.

         (i) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

         (k) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.


                                   SMARTALK TELESERVICES, INC.

                                   By:    /s/ DAVID A. HAMBURGER
                                          ----------------------------------
                                          Name:  David A. Hamburger
                                          ----------------------------------
                                          Title: Vice President
                                          ----------------------------------

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION

By: /s/ DAVID PHILIP COSTANZO
    -----------------------------------

    Name:   David Philip Costanzo
            -------------------------
    Title:  Vice President
            -------------------------

SALOMON BROTHERS INC

By:
      ---------------------------------
      Name:
              -------------------------
      Title:
              -------------------------
any of the parties only in the courts of the State of New York, County of New York, or, if it can acquire jurisdiction, only in the United States District Court for the Southern District of New York.

         (i) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

         (k) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.


                                   SMARTALK TELESERVICES, INC.

                                   By:
                                       ---------------------------------
                                       Name:
                                             --------------------------
                                       Title:
                                             --------------------------

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION

By:
      ---------------------------------
      Name:
              -------------------------
      Title:
              -------------------------

SALOMON BROTHERS INC

By:   /s/ WILLIAM L. VENNISH
      ---------------------------------
      Name:   William L. Vennish
              -------------------------
      Title:  Associate
              -------------------------



                                      -16-